Exhibit 99.1

Trxade Group to Report Second Quarter 2020 Results of Operations on
Monday, July 27, 2020

TAMPA, FL, July 15, 2020 -- Trxade Group, Inc. (MEDS) an integrated drug procurement, delivery and healthcare platform, announced today that it plans to release its financial results for the second quarter ended June 30, 2020, after market close on Monday, July 27, 2020.

Management will host a conference call on Monday, July 27, 2020, at 5:00 p.m. EDT to discuss Trxade Group’s 2020 second quarter financial results. The call will conclude with a Q&A from participants. To participate, please use the following information:

Trxade Q2 2020 Conference Call and Webcast
Date: Monday, July 27, 2020
Time: 5:00 p.m. Eastern Daylight time
U.S. Dial-in: 1-877-425-9470
International Dial-in: 1-201-389-0878
Conference ID: 13707025
Webcast: http://public.viavid.com/index.php?id=140780

Please dial in at least 10 minutes before the start of the call to ensure timely participation.

A playback of the call will be available through August 27, 2020. To listen, call 1-844-512-2921 within the United States or 1-412-317-6671 when calling internationally. Please use the replay pin number 13707025. A webcast will also be available for 30 days on the IR section of the Trxade Group website or by clicking the webcast link above.

About Trxade Group, Inc.

Headquartered in Tampa, Florida, Trxade Group, Inc. (Nasdaq: MEDS) is an integrated drug procurement, delivery and healthcare platform that fosters price transparency, thereby improving profit margins for both buyers and sellers of pharmaceuticals. Trxade Group operates across all 50 states with the central mission of making healthcare services affordable and accessible. Founded in 2010, Trxade Group is comprised of four synergistic operating platforms; (1) the Trxade B2B trading platform with 11,725 registered pharmacies, (2) Integra Pharma Solutions, Trxade Group’s virtual wholesale division, (3) the Bonum Health platform offering affordable telehealth services; and (4) the DelivMeds app, which coordinates a nationwide distribution network through independent pharmacies or mail order delivery. For additional information, please visit us at www.trxade.com, www.delivmeds.com, and www.bonumhealth.com.

Investor Relations:

Lucas Zimmerman

Senior Vice President

MZ Group - MZ North America

(949) 259-4987

MEDS@mzgroup.us

www.mzgroup.us